Exhibit (a)(1)(H)

Bazaar voice Stock Option Exchange Program
Stock Option Exchange Offer
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Stock Option Exchange Offer
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Stock Option Exchange Offer
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Stock Option Exchange Offer
Click on the links below to view details of the Bazaarvoice Stock Option Exchange Offer:
Stock Option Exchange Offer Documents
Summary Term Sheet and Questions and Answers
with an exercise price greater than $6.11 per share, whether vested or unvested, for a lesser number of new options with an exercise price per share equal to our market closing price on the new option grant date, which will be the day this offer expires.
For information on your eligible option grants, and to make your elections, click the “My Grants” page. Bazaarvoice may extend the expiration date of the Stock Option Exchange Offer in its discretion.
The Bazaarvoice Stock Option Exchange Offer expires at 11:00pm Central Time on August 2,2016.
If you have any questions, please contact: optionexchange@bazaarvoice.com
Documents are in PDF form and optimised for the Adobe PDF reader. This website is best viewed in Internet Explorer.

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bazaar voice Stock Option Exchange Offer Bazaarvoice, Inc Election Form
EXCHANGE OF CERTAIN STOCK OPTIONS PURSUANT TO THE
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS DATED
JULYS, 2016 THE OFFER EXPIRES AT 11:00 PM, CENTRAL TIME, ON AUGUST 2, 2016, UNLESS THE OFFER IS EXTENDED Current Date: 6-30-2016 Name: John Doe Email Address: optionexchange@bazaarvoice.com If you wish to exchange eligible option grants, you must act by 11:00 PM Central Time on Tuesday, August 2,2016. You may change your elections as often as you wish until 11:00 PM Central Time on Tuesday, August 2,2016, at which time your option election, if any, in effect at that time will become irrevocable, unless the offer is extended by Bazaarvoice, Inc. in its sole discretion. If you have not made any election by 11:00 PM Central Time on Tuesday, August 2,2016, you will be deemed to have rejected the offer and your existing eligible options will remain outstanding.
For each eligible option grant listed below, please indicate in the appropriate box your decision whether or not to exchange the eligible options. Remember, options displayed include only your eligible options, not necessarily all of your outstanding options. Below are your current eligible options.
Please make your exchange election by clicking the “Exchange” or “Do Not Exchange” button for each eligible option grant and then click Submit
Click here to access the Option Exchanqe Analysis Tool to help you evaluate your eligible options.
Eligible Grant Data of Eligible Eligible Options Exercise Price of Eligible Number of New Make ONE Election for each eligible
Option Grant* Option Vested Unvested Total Options Options grant
Te»t123 8/1/2011 3,500 0 3,500 8.58 1,400 Exchange
Do Not Exchange
Test124 11/7/2011 2,500 0 2,500 9.10 1,000 Exchange
* Do Not Exchange
Test! 25 1/17/2012 2,500 0 2,500 9.60 1,000 Exchange
* Do Not Exchange
Testl 26 8/23/2012 10,000 0 10,000 13.95 1,667 Exchange
* Do Not Exchange
Test127 4/19/2011 650 350 1,000 6.28 667 Exchange
‘» Do Not Exchange
“New Vesting Schedule:
V4 of the shares subject to the new options will vest on each of the first two (2) anniversaries of the new option grant date, subject to your continued service.
You acknowledge that (1) the Offer is a voluntary program established by Bazaarvoice and may be amended, extended or terminated by Bazaarvoice as provided in the Offer to Exchange Certain Outstanding Options for New Options (“Offer to Exchange”); and (2) the new options to be future equity or cash compensation, payments or benefits.
By clicking below, you agree to the terms and conditions of the Offer as described in the Offer to Exchange and related documents.

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Option Exchange Analysis Tool
Current Date: 6-30-2016
Name: John Doe Email Address: optionexchange@bazaarvoice.com
This tool is designed to help you decide if you want to participate in the stock Option Exchange program. Click the update button after you have entered any new prices to see the revised potential gains.
Assumed future Stock Price: Assumed new option strike price:
Update
Elinibla Ontinns Exercise Price Number of shares subject In new Assumed gain Break-
Eligible Grant Date of of Eligible Assumed Cain on Exchange options If eligible options on new even
Option Grant * Eligible Option Vested Unvested Total Options Eligible Options * Ratio exchanged options * price **
Test123 8/1/2011 3,500 0 3,500 8.58 0.00 2.5 1,400 0.00 0.00
Test124 11/7/2011 2,500 0 2,500 9.10 0.00 2.5 1,000 0.00 0.00
Test125 1/17/2012 2,500 0 2,500 9.60 0.00 2.5 1,000 0.00 0.00
Test126 8/23/2012 10,000 0 10,000 13.95 0.00 6.0 1,667 0.00 0.00
Test127 4/19/2011 650 350 1,000 6.28 I 0.00 I 1.5 I 667 I 0.00 I 0.00
0 2 4 6 8 10
Testl23
Testl24 Testl25 Testl26 Testl27
Assumed Gain on Eligible Options * | Assumed Gain on New Options *
* Modeling does not take into account potential differences in tax treatment or the vesting schedule of the new option.
“ Represents the stock price at which eligible options would have roughly the same value as the new options, based on the future stock price and new grant strike price entered above.
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Stock Option Exchange Offer
Bazaarvoice, Inc Election Form
EXCHANGE OF CERTAIN STOCK OPTIONS PURSUANT TO THE
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS DATED
JULYS, 2016
THE OFFER EXPIRES AT 11:00 PM, CENTRAL TIME, ON AUGUST 2, 2016, UNLESS THE OFFER IS EXTENDED
Current Date: 6-30-2016
Name: John Doe Email Address: optionexchange@bazaarvoice.com
If you wish to exchange eligible option grants, you must act by 11:00 PM Central Time on Tuesday, August 2,2016. You may change your elections as often as you wish until 11:00 PM Central Time on Tuesday, August 2,2016, at which time your option election, if any, in effect at that time will become irrevocable, unless the offer is extended by Bazaarvoice, Inc. in its sole discretion. If you have not made any election by 11:00 PM Central Time on Tuesday, August 2,2016, you will be deemed to have rejected the offer and your existing eligible options will remain outstanding.
For each eligible option grant listed below, please indicate in the appropriate box your decision whether or not to exchange the eligible options. Remember, options displayed include only your eligible options, not necessarily all of your outstanding options.
Below are your current eligible options.
Please make your exchange election by clicking the “Exchange” or “Do Not Exchange” button for each eligible option grant and then click Submit
Click here to access the Option Exchanqe Analysis Tool to help you evaluate your eligible options.
Eligible Grant Data of Eligible Eligible Options Exercise Price of Eligible Number of New Make ONE Election for each eligible
Option Grant* Option Vested Unvested Total Options Options grant
Te»t123 8/1/2011 3,500 0 3,500 8.58 1,400 Exchange
Do Not Exchange
Test124 11/7/2011 2,500 0 2,500 9.10 1,000 Exchange
* Do Not Exchange
Test! 25 1/17/2012 2,500 0 2,500 9.60 1,000 Exchange
* Do Not Exchange
Testl 26 8/23/2012 10,000 0 10,000 13.95 1,667 Exchange
* Do Not Exchange
Test127 4/19/2011 650 350 1,000 6.28 667 Exchange
‘» Do Not Exchange
“New Vesting Schedule:
V4 of the shares subject to the new options will vest on each of the first two (2) anniversaries of the new option grant date, subject to your continued service.
You acknowledge that (1) the Offer is a voluntary program established by Bazaarvoice and may be amended, extended or terminated by Bazaarvoice as provided in the Offer to Exchange Certain Outstanding Options for New Options (“Offer to Exchange”); and (2) the new options to be future equity or cash compensation, payments or benefits.
By clicking below, you agree to the terms and conditions of the Offer as described in the Offer to Exchange and related documents.
By selecting yes to accept the exchange you atleast that you have read, understand and accept the terms and conditions contained in the Tender Offer document [Click Here for the Tender Offer Document].
If you have read, understand and accept the terms and conditions stated above, click Yes. Otherwise, click No.
| Yes | | No |

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Stock Option Exchange Offer
Bazaarvoice, Inc Stock Option Exchange Offer
Election Confirmation Statement
Current Date: 6-30-2016 Confirmation*: 611-67330297
Name: John Doe Email Address: optionexchange@bazaarvoice.com
Bazaarvoice’s Stock Option
Exchange Offer Expires August 2, 2016 @ 11:00 PM Central Time
Please print this page for your records. Please note, you may re-enter the site to view and/or change your election at any time before the Stock
Option Exchange Offer expires.
Eligible Grant Date of Eligible Eligible Options Exercise Price of Eligible Number of New Make ONE Election for each eligible
Option Grant # Option Vested Unvested Total Options Options grant
Test123 8/1/2011 3,500 0 3,500 8.58 1,400 Exchange
Test!24 11/7/2011 2,5001 0 [2,500 9.10 1,000 Exchange
Test125 1/17/2012 2,5001 0 [2,500 9.60 1,000 Do Not Exchange
Test!26 8/23/2012 IQ.OOol 0 HO.OOO 13.95 1,667 Do Not Exchange
Test127_^^^^ 4/19/2011 650 350 1,000 6.28 I 667 I Do Not Exchange
“New Vesting Schedule:
% of the shares subject to the new options will vest on each of the first two (2) anniversaries of the new option grant date, subject to your continued service.
If you participate in the Stock Option Exchange Offer and your eligible options are exchanged for new options, you will receive a new stock option agreement governing your new options as soon as reasonably practical after the Stock Option Exchange Offer’s expiration date.
Please be advised that you cannot update your election(s) after the Stock Option Exchange Offer expires at 11:00 PM Central Time on August 2, 2016. However, you may return to this web site at any time before the Stock Option Exchange Offer expiration date/time to update your election(s).
The Bazaarvoice Stock Option Exchange Offer expires at 11:00 PM Central Time on August 2,2016.
IF you have any questions, please contact: optionexchange@bazaarvoice.com
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Stock Option Exchange Offer
Bazaarvoice, Inc Election Form
EXCHANGE OF CERTAIN STOCK OPTIONS PURSUANT TO THE
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS DATED
JULYS, 2016
THE OFFER EXPIRES AT 11:00 PM, CENTRAL TIME, ON AUGUST 2, 2016, UNLESS THE OFFER IS EXTENDED
Current Date: 6-30-2016
Name: John Doe Email Address: optionexchange@bazaarvoice.com
Welcome back!. The election reflected below was submitted on Jun 30 2016 10:44PM Central Time. Click the “Exchange” or “Do not Exchange” button for each eligible stock option grant you Intend to update, and then click Submit. If you would like to keep your current elections below click on the “Log Out1 button.
Click here to access the Option Exchange Analysis Tool to help you evaluate your eligible options.
Eligible Grant Date of Eligible Eligible Options Exercise Price of Eligible Number of New Make ONE Election for each eligible
Option Grant* Option Vested Unvested Total Options Options grant
Test! 23 8/1/2011 3,500 0 3,500 8.58 1,400 * E*<*»ng«
Do Not Exchange
Testl 24 11/7/2011 2,500 0 2,500 9.10 1,000 “ E”chanae
Do Not Exchange
Test125 1/17/2012 2,500 0 2,500 9.80 1,000 Exchange
* Do Not Exchange
Test126 8/23/2012 10,000 0 10,000 13.95 1,667 Exchange
* Do Not Exchange
Test! 27 4/19/2011 650 350 1,000 6.28 667 Exchange
(§) Do Not Exchange
“New Vesting Schedule:
14 of the shares subject to the new options will vest on each of the first two (2) anniversaries of the new option grant date, subject to your continued service.
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